UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Warrior Met Coal, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

WARRIOR MET COAL, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2024

Notice of Annual Meeting of Stockholders

WHEN AND WHERE IS THE STOCKHOLDERS MEETING?

The 2024 Annual Meeting of Stockholders of Warrior Met Coal, Inc. will be held on Thursday, April 25, 2024, at 9:00 a.m. Central Time, in an online-only format, at www.cesonlineservices.com/hcc24_vm. You will not be able to attend the meeting in person. To attend the virtual annual meeting, please register at www.cesonlineservices.com/hcc24_vm no later than 9:00 a.m. Central Time on April 24, 2024.

WHAT IS BEING VOTED ON AT THE STOCKHOLDERS MEETING?

1.	the election of six director nominees named in the proxy statement;

2.	an advisory resolution to approve the executive officer compensation;

3.	an advisory resolution to approve the frequency of future advisory votes on executive officer compensation;

4.	ratification of the appointment of our independent registered public accounting firm for 2024;

5.	a stockholder proposal regarding a resolution urging the Board of Directors to adopt a “poison pill” bylaw provision, if properly presented;

6.	a stockholder proposal regarding a resolution urging the Board of Directors to adopt a “proxy access” bylaw provision, if properly presented;

7.	a stockholder proposal regarding a resolution urging the Board of Directors to adopt a “blank check” preferred stock amendment to the Company’s Certificate of Incorporation, if properly presented;

8.	a stockholder proposal regarding a resolution urging the Board of Directors to adopt a “golden parachute” severance agreement policy, if properly presented;

9.

a stockholder proposal regarding a resolution urging the Board of Directors to commission and oversee an assessment of the Company’s respect for the internationally recognized human rights of freedom of association and collective bargaining, if properly presented; and

such other business as may properly come before the meeting or any adjournment or postponement thereof.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Warrior Met Coal, Inc. Board of Directors recommends a vote FOR the election of the six director nominees, FOR Proposal 2, for every 1 YEAR on Proposal 3, FOR Proposal 4, AGAINST Proposal 5, FOR Proposal 6, and AGAINST Proposals 7 through 9. None of the proposals are conditioned on the approval of any other proposal.

HOW CAN I GET A COMPLETE SET OF PROXY MATERIALS?

This is not a proxy card. If you wish to submit your proxy on a traditional proxy card, you must request a paper copy of the proxy materials by following the instructions below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following documents are available at: www.ViewOurMaterial.com/HCC

•	2024 Proxy Statement

•	2023 Annual Report

If you want to receive a paper or e-mail copy of these documents, you must request one; otherwise you will not receive a paper or e-mail copy. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 11, 2024, to facilitate timely delivery.

You may request a paper or e-mail copy of the proxy materials by following the instructions below. You will be asked to provide the 11-digit control number (located by the arrow in the box below).

1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or

2.	Access the website, www.SendMaterial.com and follow the instructions provided, or

3.

Send an e-mail to papercopy@SendMaterial.com with your control number in the Subject line. Unless you instruct otherwise, we will reply to your e-mail with links to the proxy materials in PDF format for this meeting only.

To vote your Warrior Met Coal, Inc. shares, you can

attend the Annual Meeting of Stockholders and vote

during the meeting or you can:

1. Go to www.ViewOurMaterial.com/HCC

2. Click on the icon to submit a proxy for your shares.

3. Enter the 11 digit control number (located by the arrow in the box above).

4. Follow the simple instructions to record your voting instructions.

You are able to submit a proxy online until 11:59 p.m.

       (EDT) on April 24, 2024.